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                                                                  EXHIBIT 10.258

                            DAIMLERCHRYSLER SERVICES

(630) 435-6685
 VIA FACSIMILE

01/27/2004

BRADLEY LARSON
MEADOW VALLEY CORPORATION
P.O. BOX 60726
PHEONIX, AZ 85202

Dear BRADLEY LARSON:

Application Number: 103346/01

Daimler Chrysler Services North America LLC ("DCS") is pleased to make the following commitment to MEADOW VALLEY CORPORATION for the acquisition of the equipment described herein. This Commitment is subject to the terms and conditions outlined below.

Expiration Date: This Commitment will expire on 01/26/2005 (The "Expiration Date"). Any transactions funded pursuant to this Commitment must be presented to DCS at least Five (5) business days prior to the Expiration Date.

Borrower:                  MEADOW VALLEY CORPORATION
Type of Financing:         Municipal Lease Transaction
Equipment:                 2004 Dodge 4x4 1500 Regular Cab
DownPayment
Approved Amount:           $500,000.00
Term Of Contract:          36 Months and 0% Balloon, Monthly Payments
                           48 Months and 0% Balloon, Monthly Payments
                           60 Months and 0% Balloon, Monthly Payments

Type of Contract:          Municipal Lease Agreement

Lease Payment Factor:      Please contact your District Finance Manager,

Financial Statements:      MEADOW VALLEY CORPORATION to deliver to DCS Quarterly
                           financial statement prepared by an independent accounting firm within 60 days after the end of the fiscal quarter (NEEDED)

Insurance:                 Physical Damage Insurance for the greater of amount
                           financed or actual cash value of equipment listing
                           DCS as loss payee with a deductible of not more than $1,000.00 per unit. (NEEDED)

Legal Documents:           Secretary's Certificate for MEADOW VALLEY CORPORATION
                           (NEEDED)

                           Copy of Articles of Incorporation for MEADOW VALLEY CORPORATION (NEEDED)

                           DCS must be provided with evidence that MEADOW VALLEY CORPORATION is in good standing with the Secretary of State's Office in which it/they are registered, (NEEDED)

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Security:                  DCS shown as first lien holder on the title to
                           equipment Leased under the Municipal Lease Agreement.

Such other documentation as DCS customarily requires for transactions of this nature.

In order to better service your new account, the payment due dates of the 5TH, 15TH, OR 25TH of each month are available for your selection. Please indicate your preference of due date by informing your contact at Desert Dodge Inc 43519 of your preference prior to taking delivery.

Notwithstanding the foregoing, DCS may cancel this Commitment at any time for any reason upon notice to Borrower. Further, DCS has no obligation to fund, if the Borrower is in default of any obligations owed to DCS

We are pleased that you have chosen DCS to be the source for your equipment financing. DCS looks forward to assisting you with your equipment financing needs now and far into the future. If you have any questions, please do not hesitate to contact at

Sincerely,

/s/ Naeem Morris
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Naeem Morris
Fleet Analyst                                     District Finance Manager